As filed with the Securities and Exchange Commission on May 5, 2026
Registration No. 333-204568

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SHOPIFY INC.
(Exact Name of Registrant as Specified in its Charter)

Canada		001-37400	98-0486686
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

151 O'Connor Street, Ground Floor			85 10th Avenue, Suite 800
Ottawa,	Ontario		New York,	New York
Canada	K2P 2L8		USA	10011
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (613) 241-2828 x1045
Fourth Amended and Restated Incentive Stock Option Plan
Stock Option Plan
Long Term Incentive Plan
(Full Title of the Plan)
Copy to:
Michael L. Johnson
Corporate Secretary
Shopify Inc.
151 O’Connor Street, Ground Floor
Ottawa, ON K2P 2L8
Canada
(613) 241-2828 Ext. 1045
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non-accelerated filer    ☐    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II
DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the below listed Registration Statement on Form S-8 (the “Prior Registration Statement”) of Shopify Inc. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statement and deregister any and all securities that remain unsold pursuant to the Prior Registration Statement.
1. Registration Statement on Form S-8, File No. 333-204568, filed with the Securities and Exchange Commission on May 29, 2015, registering the offer and sale of (i) 630,000 Class B multiple voting shares of the Registrant, issuable pursuant to the Registrant’s Fourth Amended and Restated Incentive Stock Option Plan, and (ii) 370,000 Class A subordinate voting shares of the Registrant, issuable pursuant to the Registrant’s Stock Option Plan and Long Term Incentive Plan.
The Registrant has terminated all offerings of its securities under the Prior Registration Statement and is no longer issuing securities pursuant thereto. The Fourth Amended and Restated Incentive Stock Option Plan has been terminated, and the shares registered under the Prior Registration Statement for issuance pursuant to the Stock Option Plan and Long Term Incentive Plan have been fully utilized. In accordance with the undertaking made by the Registrant in Item 9(a)(iii) of the Prior Registration Statement, the Registrant hereby removes from registration by means of this Post-Effective Amendment any securities registered under the Prior Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on May 5, 2026.
SHOPIFY INC.
By: /s/ Michael L. Johnson
Name: Michael L. Johnson
Title: Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.